Exhibit 32.1
CERTIFICATION PURSUANT TO 18 U.S.C. 1350
Pursuant to 18 U.S.C. 1350, each of the undersigned certifies in his capacity as an officer of NeuStar, Inc. that, to the best of his knowledge:
1.	The annual report on Form 10-K of NeuStar, Inc. for the year ended December 31, 2005 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.	Information contained in such annual report on Form 10-K fairly presents, in all material respects, the financial condition and results of operation of NeuStar, Inc.

March 29, 2006	By:	/s/ Jeffrey E. Ganek
Jeffrey E. Ganek
Chief Executive Officer

March 29, 2006	By:	/s/ Jeffrey A. Babka
Jeffrey A. Babka
Chief Financial Officer
This written statement is being furnished to the Securities and Exchange Commission as an exhibit to such Form 10-K. A signed original of this statement has been provided to NeuStar, Inc. and will be retained by NeuStar, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.